SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2010

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2010, at the 2010 Annual Meeting of Stockholders of ArQule, Inc. (the “Company”), stockholders considered and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on April 12, 2010. The voting results are presented below.

Proposal 1

Election of Michael D. Loberg and Nancy A. Simonian as directors of the Company to hold office for a term of three years and until their respective successors are elected and qualified.

Director	For	Withheld	Broker Non-Vote
Michael D. Loberg	30,959,107	1,926,183	8,204,710
Nancy A. Simonian	32,614,265	271,025	8,204,710

Proposal 2

Approval of an amendment to the Company’s Amended and Restated 1994 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock available for awards granted under the Plan by 1,500,000, from 11,000,000 to 12,500,000 shares of common stock.

For	Against	Abstain	Broker Non-Vote
28,505,665	4,353,838	25,787	8,204,710

Proposal 3

Ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the Company’s financial statements for the year ending December 31, 2010.

For	Against	Abstain	Broker Non-Vote
40,931,917	75,523	82,560	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

May 18, 2010